SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2006
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 620 Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076
(Registrant telephone including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure
On February 6, 2006 Basic Earth Science Systems, Inc. (Basic, or the Company) issued the press release attached as Exhibit 99.1 reporting on the Company’s operational activities in Richland County, Montana.
The Company, along with its partner, has drilled and completed a new horizontal well, the Halvorsen #21X-36, in Richland County, Montana. Drilled with a single-lateral configuration, the well is 19,457 feet long and has 8,582 feet of horizontal exposure to the Bakken formation at a true vertical depth of approximately 10,455 feet. Following a hydraulic fracture stimulation last week, the well has been placed on production. Even though the well is still flowing back completion fluids, rates in excess of 300 barrels of oil per day have been recorded. However, until all the completion fluids have been recovered an official initial production rate will not be available. This well is located on the west half of the same 1,280 acre spacing unit as the previously drilled Halvorsen #31X-1. Basic has an approximate 26 percent working interest in the well and prepaid $790,000 for drilling and completion costs. The Halvorsen #21X-36 is operated by Headington Oil, L.P.
In related events, over 29 days during December 2005, the Halvorsen #31X-1 produced approximately 9,188 barrels of oil and 4.1 million cubic feet of natural gas. Basic has an approximate 21 percent net revenue interest in the Halvorsen #31X-1.
The Company previously disclosed the drilling and completion of the Johnson #3-21H, a single lateral horizontal Bakken well in Richland County, Montana. While the well was initially producing nearly 300 barrels of oil per day in September, production has dropped steeply to the point that in December 2005 the well averaged approximately 93 barrels per day down from 143 barrels of oil in November. The well is currently shut-in undergoing downhole diagnostic pressure tests in an effort to determine the cause of this drop, and hopefully, to remedy the situation. Located in Section 21, T23N-R57E, the well is developed on a 640 acre drilling unit. Basic has a 12.5% working interest in the Johnson #3-21H which is operated by Nance Petroleum Corporation, a subsidiary of St. Mary Land & Exploration.
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “should,” “may,” “will,” “anticipate,” “estimate,” “intend” or “continue,” or comparable words or phrases. In addition, all statements other than statements of historical facts that address activities that Basic intends, expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Basic, particularly the Company’s Quarterly Report on Form 10-QSB for the quarters ended June 30, 2005 and September 30, 2005 in addition to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management
Item 9.01. Exhibits
     (C) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 6, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.
Date: February 6, 2006	By:	/s/ Ray Singleton

Ray Singleton, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 6, 2006